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                                                                    EXHIBIT 23.3

            CONSENT OF REGISTERED AUDITORS AND CHARTERED ACCOUNTANTS

    As registered auditors and chartered accountants, we hereby consent to the use of our report dated February 23, 1998, on the financial statements of The MBL Group Plc as of December 31, 1997, and for each of the years ended December 31, 1997 and 1996, included in or made a part of this registration statement and to all references to our firm included in this registration statement.

                                          SOTERIOU BANERJI

London, England,
February 28, 2000.